The May Department Stores Company     39

Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-42940 and 333-42940-01 of The May Department Stores Company on Form S-3, Registration Statement Nos. 333-59792, 333-76227, 333-00957, 333-103352 and 333-111987 of The May Department Stores Company on Form S-8, and Registration Statement No. 333-12007 of The May Department Stores Company on Form S-4 of our report dated March 23, 2005 (May 6, 2005 as to the effects of the restatement discussed in the “Consolidated Balance Sheet Restatement” footnote), relating to the consolidated financial statements and financial statement schedules of The May Department Stores Company and subsidiaries, and our report dated March 23, 2005, relating to management’s report on the effectiveness of internal control over financial reporting (which excludes internal control over financial reporting at the Marshall Field’s division, which was acquired on July 31, 2004), appearing in this Annual Report on Form 10-K/A of The May Department Stores Company for the year ended January 29, 2005.

/s/ Deloitte & Touche LLP

St. Louis, Missouri
May 9, 2005